UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 332-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
A. Material Compensation Arrangements for Named Executive Officers. On December 3, 2010, the Compensation and Management Committee (the “Committee”) of the Board of Directors (the “Board”) of Ultralife Corporation (the “Company”) recommended to the Board, and the Board adopted certain material compensation arrangements for the Company’s named executive officers. The Company’s named executive officers are those executive officers for whom disclosure is required in the Company’s filings with the Securities & Exchange Commission pursuant to Item 402(c) of Regulation S-K.
The material compensation arrangements for named executive officers adopted by the Board consist of (1) a base compensation plan, (2) a short-term cash bonus incentive plan, and (3) a long-term equity incentive plan, under which stock options were awarded. Each of these arrangements is summarized below. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis to be included in the Company’s 2011 proxy statement.
1. Base Compensation Plan for Named Executive Officers
Under the base compensation plan for 2011, each of the named executive officers will receive annual base compensation starting February 14, 2011 in the amount set forth opposite his name:

Name	Title	Amount
John D. Kavazanjian	President and Chief Executive Officer	$420,000
Philip A. Fain	Chief Financial Officer and Treasurer	$250,000
Peter F. Comerford	Vice President of Administration and General Counsel	$231,000
Julius M. Cirin	Vice President of Corporate Communications	$190,000
Patrick R. Hanna, Jr.	Corporate Compliance Officer	$190,000
2. Short-Term Cash Bonus Incentive Plan for Named Executive Officers
Mr. Kavazanjian would have been eligible to receive a cash bonus in an amount equal to up to 120% of his annual base compensation under the short-term cash bonus incentive plan for 2011, but due to his retirement (as described below), he will not be receiving any cash award under that plan for 2011.
Messrs. Fain, Comerford and Hanna will each be eligible to receive a cash award under the short-term cash bonus incentive plan for 2011. Each will have a target bonus based on a certain percentage of his 2011 base compensation, with Mr. Fain’s target bonus equal to 45% of his 2011 base compensation and Messrs. Comerford’s and Hanna’s target bonus equal to 30% of his 2011 base compensation. Each of Messrs. Fain, Comerford and Hanna will be eligible to receive a cash award in an amount that could equal up to two times his target bonus. The determination as to whether Messrs. Fain, Comerford or Hanna receives such cash awards and the amount of such cash awards actually paid to them, if any, will be based upon whether the Company meets pre-determined targets for its operating performance (the “Performance Targets”). The Company’s operating performance must exceed 80% of the Performance Targets in order for Messrs. Fain, Comerford and Hanna to receive a short-term cash bonus incentive plan award. If the Company’s operating performance equals 100% of the applicable Performance Target, Messrs. Fain, Comerford and Hanna will each be entitled to an incentive plan award equal to 50% of his target bonus amount. As the Company’s operating performance moves from 80% to 100% of the Performance Targets, the short-term cash bonus incentive rewards for Messrs. Fain, Comerford and Hanna would increase ratably from 0% to 50% of their target bonus amounts. Further, as the Company’s performance grows from 100% to 122% of the Performance Target, the named executive officers’ short-term cash bonus incentive increases ratably from 50% to 100% of their target bonus amounts. Also, as the Company’s operating performance grows from 122% to 217% of the Performance Target, the named executive officers’ short-term cash bonus incentive increases ratably from 100% to 200% of their target bonus amounts. Operating performance in excess of 217% of the Performance Target results in a cap in bonus amount of 200% of each named executive officers’ target bonus.
Mr. Kavazanjian is not eligible to receive a short-term bonus incentive cash award for 2011 because of his retirement as described below. Mr. Cirin, who is currently on leave from the Company, is not eligible to receive a short-term cash bonus incentive award until such time as he returns to full service with the Company.
3. Long-Term Incentive Plan for Named Executive Officers
The Long-Term Incentive Plan (“LTIP”) of the Company consists of three components:
(1)	stock options,

(2)	performance-vested restricted shares, and

(3)	time-vested restricted shares.
For 2011, however, the Committee granted only stock options to certain of its named executive officers. For the reasons stated above, Messrs. Kavazanjian and Cirin did not receive an award under the Company’s LTIP. The Board granted options to purchase shares of the Company’s common stock under the Company’s LTIP to Messrs. Fain, Comerford and Hanna. These options have a seven-year term, vest over a three-year period in equal installments, and have an exercise price of $6.9061 per share. Mr. Fain received an option to purchase 25,000 shares, Mr. Comerford received an option to purchase 20,000 shares, and Mr. Hanna received an option to purchase 10,000 shares.
B. John D. Kavazanjian Retires as President and Chief Executive Officer. Pursuant to the terms of that certain Addendum to his Employment Agreement with the Company dated May 24, 2010, John D. Kavazanjian, the Company’s President and Chief Executive Officer has notified the Company of his decision to retire from the Company effective February 7, 2011. Mr. Kavazanjian will cease being the Company’s President and Chief Executive Officer on December 30, 2010 when Michael D. Popielec will assume those positions (see below). Upon his retirement, Mr. Kavazanjian will be entitled to: (i) the continuation of his salary for a period of twelve months, (ii) the cash value of any unused paid time off consistent with the Company’s paid time off policy, (iii) all of his equity awards which will remain exercisable through their original expiration dates and (iv) the continuation of health benefits for him, his spouse and dependent children for a period of twelve months. Mr. Kavazanjian will also make himself available to act in a consulting capacity, at no additional cost to the Company, for up to ten hours per month, as requested by the Company, through February 7, 2012. The Company will reimburse Mr. Kavazanjian for all reasonable expenses he incurs as a result of his consultation.

C. Michael D. Popielec Appointed as President and Chief Executive Officer. On December 6, 2010, the Company and Michael D. Popielec entered into an Employment Agreement which provides that, effective December 30, 2010, Mr. Popielec will become the Company’s President and Chief Executive Officer, succeeding John D. Kavazanjian. Mr. Popielec was most recently employed by Carlisle Companies Inc. of Charlotte, North Carolina as its Group President, Applied Technologies, in 2008 and 2009 and as its Group President, Diversified Components, from 2005 to 2007. Carlisle is a manufacturer of construction materials, specialty wheels and power transmission equipment. Prior to that, from 2003 to 2005, Mr. Popielec held various positions at Danka Business Systems, PLC, an office equipment company in St. Petersburg, Florida, and for 17 years prior to that held various positions at General Electric Company, headquartered in Fairfield, Connecticut, including President and Chief Executive Officer of GE Power Controls, Industrial Systems in Europe from 2000 to 2002. After his tenure at Carlisle Companies, Inc., Mr. Popielec was engaged in special projects and consulting to both public and private companies. Mr. Popielec received his B.S. in Mechanical Engineering from Michigan State University in 1985.
In connection with Mr. Popielec’s appointment as the Company’s President and Chief Executive Officer, the Company set his annual base salary at $450,000. Mr. Popielec is also eligible to receive a cash bonus outside the Company’s short-term cash bonus incentive plan if the Company exceeds certain quantitative and qualitative performance metrics to be agreed upon no later than January 31 of the year for which the bonus applies. Satisfaction of 80% to 99% of the bonus plan metrics will result in bonus ranges from 20% to 100% of Mr. Popielec’s target bonus. Satisfaction of 100% to 125% of the bonus plan metrics will result in bonus ranges from 100% to 140% of Mr. Popielec’s target bonus. In no event will the bonus exceed 140% of Mr. Popielec’s target bonus. For 2011 and each year thereafter, Mr. Popielec’s target bonus shall not be less than 75% of his 2011 base salary.
Mr. Popielec will also be eligible to participate in the Company’s LTIP. Pursuant to the terms of his Employment Agreement, Mr. Popielec will be granted options to purchase shares of the Company’s Common Stock, par value $.10 per share (the “Stock”) as follows: (i) 50,000 shares on December 30, 2010 with an exercise price determined on that date in accordance with the LTIP, with equal vesting on each of December 30, 2011, December 30, 2012, December 30, 2013 and December 30, 2014; (ii) 250,000 shares on December 30, 2010 with an exercise price determined on that date in accordance with the LTIP with equal vesting on each of December 30, 2011, December 30, 2012, December 30, 2013 and December 30, 2014; (iii) 200,000 shares on December 30, 2010, with an exercise price of $10 per share with vesting to begin on the date the Stock first reaches a closing price of $10 per share for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date; (iv) 200,000 shares on December 30, 2010 with an exercise price of $15 per share with vesting to begin on the date the stock first reaches a closing price of $15 per share for 15 trading days in a 30 trading-day period, with such vesting in equal amounts over the four anniversary dates of that date; and (v) 50,000 shares on January 3, 2011 with an exercise price determined on that date in accordance with the LTIP with equal vesting on each of December 30, 2011, December 30, 2012, December 30, 2013 and December 30, 2014. All such options in items (i)(ii) and (v) shall terminate on December 30, 2017. All such options in items (iii) and (iv) shall terminate as of the later of December 30, 2017 and five years after the initial vesting commences, but in no event later than December 30, 2020. The options set forth at items (ii), (iii) and (iv) are conditional and are subject to shareholder approval to increase the number of shares available under the LTIP to accommodate these options and to also increase the current limitation on maximum options issuable to an employee in a given year. If such approval is not obtained, such options shall be null and void. The Company has agreed to include as an item in the proxy for its 2011 annual meeting of shareholders amendments to the LTIP to accommodate these changes and has agreed to recommend to its shareholders a vote FOR this item.
The Company has also agreed that Mr. Popielec shall be entitled to the following relocation benefits: (i) rent in and commute transportation to the Rochester, New York area for up to nine months, as needed, during 2011 for a total actual expense not to exceed $50,000; (ii) payment of all actual reasonable relocation and moving expenses, including expenses incurred by Mr. Popielec and his spouse for travel to the Rochester, New York area to locate living accommodations, packing and transporting of household items to the new household and meals, lodging and travel in connection with the move to the new household, incurred in 2011 in an aggregate amount not to exceed $60,000; and (iii) payment of all actual reasonable current house sale/closing costs, including deed preparation, tax stamps, reasonable attorneys’ fees, real estate transfer taxes and real estate commissions incurred in 2011 and 2012.

Mr. Popielec will also be entitled to receive the retirement benefits and fringe and other personal benefits described in the Company’s 2010 definitive proxy statement dated April 30, 2010 under the Sections entitled “Retirement Benefits” and “Perquisites and Other Personal Benefits,” which sections are incorporated into this Current Report on Form 8-K by reference.
The Employment Agreement provides that Mr. Popielec’s employment is “at will.” Mr. Popielec is entitled to certain severance benefits if the Company terminates his employment without Business Reasons or a Constructive Termination occurs (as those terms are defined in the Employment Agreement), including salary continuation for a period of 18 months following the termination date, provided, however, that such 18-month period shall be reduced to 12 months if the termination date is on or after June 30, 2012, (ii) a pro rata amount (calculated on a per diem basis) of the full-year bonus which Mr. Popielec would have earned for the calendar year in which the termination of employment occurs, (iii) acceleration of vesting of all outstanding stock options and other equity arrangements, subject to the provision, however, that the acceleration shall not cover more than 18 months from the termination date, (iv) continuation of health benefits for Mr. Popielec, his spouse and any dependent children for a period of 12 months after the termination date followed by 18 months of executive-paid COBRA eligibility. In addition, if the Company terminates the employment of Mr. Popielec within 12 months of the date of a Change in Control, without Business Reasons or a Constructive Termination occurs (as such terms are defined in the Employment Agreement), then Mr. Popielec shall be entitled to receive (i) salary, any unpaid bonus from the prior year plus an amount equal to 18 months of his salary as then in effect, payable immediately upon the termination date, (ii) one and one half times his target bonus for the calendar year in which the termination date occurs, (iii) acceleration in full of vesting of all outstanding stock options, all such options to remain exercisable for 18 months following the termination date, or through the original expiration date of the stock options, if earlier, (iv) continuation of health benefits for Mr. Popielec, his spouse and any dependent children for a period of 24 months after the termination date. To the extent the vesting and/or accelerated payment of outstanding stock options would subject Mr. Popielec to the imposition of tax and/or penalties under Section 409A of the Internal Revenue Code, the vesting and/or payment of such stock options and other equity shall be delayed to the extent necessary to avoid the imposition of such tax and/or penalties. The Employment Agreement also provides for the continuation of certain benefits in the event Mr. Popielec’s employment is terminated for Disability (as defined in the Employment Agreement) or by his death.
In addition to executing the Employment Agreement, Mr. Popielec has also executed an Employee Confidentiality Non-Disclosure Non-Compete, Non-Disparagement and Assignment Agreement in the Company’s standard form.
The Company’s press release regarding Mr. Kavazanjian’s retirement and Mr. Popielec’s appointment is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01
Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 8, 2010
Mr. Popielec’s Employment Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010	ULTRALIFE CORPORATION
	By:	/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and General Counsel